Exhibit 99.1

Press Release	Source: NWH, Inc.

NWH Announces Third Quarter Results and Settlement of Arbitration

Wednesday, September 14, 2005, 4:00 P.M. ET

New York, NY, September 14, 2005 /PRNewswire-FirstCall/ — NWH, Inc. (Nasdaq: NWIR - News), the parent company of Electronic Network Systems, Inc. (“ENS”), today reported financial results for its fiscal third quarter ended July 31, 2005. NWH owns and operates ENS (www.enshealth.com), a payer services organization that connects healthcare payers and providers using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions. The Company focuses its efforts on the development of ENS’ business and continues its business of acquiring and disposing of interests in healthcare and other business areas.

NWH’s service revenues for the third quarter of fiscal 2005 were $4.75 million, compared to $4.48 million in the third quarter of fiscal 2004. NWH’s reported net income for the third quarter of fiscal 2005 was $154,275 (including $243,675 of Other Income, with no gain on securities transactions), or $.05 per share basic and diluted, as compared to net income of $209,556 (including $431,392 of Other Income, of which $357,385 was gain on transactions relating to BellSouth stock), or $.07 basic and diluted per share, in the third quarter of fiscal 2004.  Shares used for computing basic earnings per share were 2,923,631 and 2,924,631, and shares used for fully diluted earnings per share were 2,928,168 and 2,952,749, for the fiscal quarters ended July 31, 2005 and 2004, respectively.

Service revenue for the nine months ended July 31, 2005 was $14.17 million, as compared to service revenue of $13.04 million for the nine months ended July 31, 2004. NWH’s net income for the nine months ended July 31, 2005 was $465,737 (including $528,131 of Other Income with $50,000 gain on a non-BellSouth securities transaction), or $0.16 per share basic and diluted, compared to a net income of $622,630 (including $1,225,342 of Other Income, of which $915,843 was gain on transactions relating to BellSouth stock), or $0.21 per share basic and diluted, in fiscal 2004.  Shares used for computing basic earnings per share were 2,923,968 and 2,924,631, and shares used for fully diluted earnings per share were 2,927,689 and 2,961,177, for the nine month periods ended July 31, 2005 and 2004, respectively.

ENS’ arbitration with a major customer over additional business opportunities was resolved in August 2005 with an award of $1,000,757 to ENS, which is expected to be paid in the fourth quarter.  In addition we expect an award of related legal and other expenses.

NWH continued to post strong results in the third quarter of fiscal 2005, reflecting continued ENS revenue growth which improved profitability.  After giving effect to dividends paid, NWH had a cash and short-term investments position of $22.3 million at the end of July.  Over 71,000 providers are connected to ENS’ e-commerce and Internet services which represents a 106.4% increase over the prior year.  Through payer arrangements, ENS also currently conducts daily paper to e-commerce claim conversion for another 185,000 healthcare providers.  ENS also experienced a 30.3% increase in contracted billable provider sites over the prior year.  All of ENS’ growth was obtained through internal sales versus acquisition.  As of September 12, 2005, ENS was connected to over 1,200 payers, including commercial healthcare plans, managed care organizations, Blue Cross/Blue Shield plans, Medicare, Medicaid and CHAMPUS.    Nearly 90% of all electronic claims received by ENS are directly submitted to contracted payers.  We are confident that ENS’ results (and consequently NWH’s results) will continue to improve, reflecting the quality of its products and services, throughout the rest of fiscal 2005.

About NWH and ENS

ENS is a payer services organization that connects payers (i.e., insurance companies and third party administrators) and providers (i.e., doctors, group practices and other healthcare providers) using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions.  ENS provides a state of the art technology platform for web based graphical user interfaces on a national basis, which enables its clients, both payers and providers, to comply fully with applicable regulatory requirements such as those imposed by HIPAA.  ENS’ service offerings address the full array of evolving industry needs in this focused area with a complete cycle of services from a single point of entry (a personal computer in the client’s office) for both providers and payers, compatible with multiple system and database operating environments.  These services include an Internet transactions portal, payer transactions hosting, electronic data interchange, Pre-adjudication software services (PASStm), scanning, optical character recognition and data entry of paper claims and correspondence and mailroom services. ENS generates revenue through recurring subscriptions, flat or per transaction fees and revenue sharing.

Safe Harbor Statement

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases, regarding the Company’s financial and business prospects and capital requirements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: the limited nature of the Company’s operations and the risk of the Company’s failure to acquire additional businesses; the uncertain acceptance of Health-e Network®; competition; existing government regulations and changes in, or the failure to comply with, government regulations; the ability of the Company to sustain, manage or forecast its growth; dependence on significant customers and the potential loss thereof; the ability to attract and retain qualified personnel; risk of technological obsolescence, and other factors referenced in NWH’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2005, including, without limitation, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.  Certain of these factors are discussed in more detail in the

Company’s Annual Report on Form 10-K for the year ended October 31, 2004, including, without limitation, under the caption “Business” and Exhibit 99.1 thereto.  Given these uncertainties, undue reliance should not be placed on such forward-looking statements.  The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Additional information on these and other factors are contained in NWH’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on September 14, 2005, copies of which are available at the website maintained by the SEC at http://www.sec.gov.  NWH assumes no obligation to update the forward-looking statements included in this press release.

NWH, Inc. Consolidated Balance Sheets

	July 31, 2005	October 31, 2004
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$22,349,376	$12,137,155
Marketable securities	—	14,926,737
Trade and other receivables, net of allowances of $60,000 and $40,000	2,728,473	2,862,921
Prepaid expenses and other current assets	695,118	475,895
Refundable income taxes	536,731	—
Total current assets	26,309,698	30,402,708
Property and equipment, net of accumulated depreciation of $3,395,170 and $3,054,359	743,659	750,474
Internally developed software, net of accumulated amortization of $2,972,231 and $2,195,888	2,566,078	2,313,785
Goodwill	3,762,187	3,762,187
Investments and other assets	1,083,938	1,065,453
Total assets	$34,465,560	$38,294,607

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,392,861	$2,376,072
Current portion of long-term debt	—	11,494
Income taxes payable	—	147,035
Dividends payable	1,461,816	1,462,316
Total current liabilities	3,854,677	3,996,917

Note payable	140,000	140,000
Deferred income taxes	940,801	692,792
Total liabilities	4,935,478	4,829,709

Stockholders’ equity
Preferred stock, $.01 par value: 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value: 20,000,000 shares authorized; 3,342,231 shares issued (2,923,631 and 2,924,631 shares outstanding)	33,422	33,422
Additional paid-in capital	23,195,991	23,195,991
Retained earnings	11,406,908	15,327,119
Treasury stock, 418,6100 and 417,600 shares, at cost	(5,106,239)	(5,091,634)
Total stockholders’ equity	29,530,082	33,464,898
Total liabilities and stockholders’ equity	$34,465,560	$38,294,607

NWH, Inc. Consolidated Statements of Income (Unaudited)

	For the Three Months Ended July 31,		For the Nine Months Ended July 31,
	2005	2004	2005	2004

Service revenue	$4,747,129	$4,480,541	$14,165,217	$13,040,287

Cost of services	2,215,829	2,293,103	6,816,629	6,786,203
Professional fees	306,856	260,100	886,522	657,630
General and administrative	2,188,318	1,912,735	6,386,131	5,570,161
Depreciation and amortization	88,113	77,939	264,916	220,505

Total expenses	4,799,116	4,543,877	14,354,198	13,234,499
Loss from operations	(51,987)	(63,336)	(188,981)	(194,212)

Other income (expense):
Gain on securities transactions, net	50,000	357,385	50,000	915,843
Dividend income	160,510	32,400	298,061	156,971
Interest income	28,435	72,136	182,106	207,056
Interest expense	4,730	(30,529)	(2,036)	(54,528)
	243,675	431,392	528,131	1,225,342
Income before provision (benefit) for income taxes	191,688	368,056	339,150	1,031,130

Provision (benefit) for income taxes	37,413	158,500	(126,587)	408,500

Net income	$154,275	$209,556	$465,737	$622,630

Net income per common share
Basic	$.05	$.07	$.16	$.21
Diluted	$.05	$.07	$.16	$.21
Weighted average number of common shares outstanding:
Basic	2,923,631	2,924,631	2,923,968	2,924,631
Diluted	2,928,168	2,952,749	2,927,689	2,961,177

NWH, Inc. Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

	For the Three Months Ended July 31,		For the Nine Months Ended July 31,
	2005	2004	2005	2004
Net income	$154,275	$209,556	$465,737	$622,630
Other comprehensive income, net of tax:
Net unrealized holding gain on marketable securities arising during the period, net of income taxes of $ -0- and $4,726, -0- and $57,476, respectively	—	7,794	—	107,030
Reclassification adjustment for gains recognized in net income, net of income tax benefit of $-0-, ($112,173), -0-, ($373,476), respectively	—	(217,747)	—	(724,962)

Other comprehensive loss	—	(209,953)	—	(617,932)

Comprehensive income (loss)	$154,275	$(397)	$465,737	$4,698

NWH, Inc. Consolidated Statements of Cash Flows (Unaudited)

	For the Nine Months Ended July 31,
	2005	2004
Cash flows from operating activities
Net income	$465,737	$622,630
Adjustments to reconcile net income to net cash provided (used) in operating activities:
Depreciation and amortization	1,287,028	1,170,670
Accretion of interest	(61,274)	—
Gains on securities transactions, net	(50,000)	(915,843)
Deferred income taxes	248,009	(1,860,000)
Bad debt expense	42,063	30,064
Changes in assets and liabilities
Trade and other receivables	92,385	(41,832)
Refundable income taxes	(536,731)	—
Prepaid expenses and other current assets	(443,310)	(227,610)
Other assets	35,727	(48,892)
Accounts payable and accrued expenses	16,789	(153,249)
Current income taxes payable	(147,035)	89,109
Net cash provided by (used in) operating activities	949,388	(1,334,953)

Cash flows from investing activities
Acquisition of property and equipment	(333,996)	(190,780)
Increase in internally developed software	(1,028,635)	(555,607)
Proceeds from sale of marketable securities	14,988,011	7,775,207
Acquisition of written call options	—	(4,232,025)
Proceeds from sale of written call options	—	2,195,000
Proceeds from sale of investment	50,000	—
Net cash provided by investing activities	13,675,380	4,991,795

Cash flows from financing activities
Dividends paid	(4,386,448)	(4,386,948)
Proceeds of short term debt	—	100,000
Principal payments of short-term and long-term debt	—	(248,247)
Acquisition of treasury stock	(14,605)	—
Principal payments of capital leases	(11,494)	(117,664)
Net cash used in financing activities	(4,412,547)	(4,652,859)

Net increase (decrease) in cash and cash equivalents	10,212,221	(996,017)

Cash and cash equivalents
Beginning of period	12,137,155	29,309,192
End of period	$22,349,376	$28,313,175